UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 24, 2007 (June 22, 2007)
LOUD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation)	0-26524 (Commission File Number)	91-1432133 (IRS Employer Identification No.)
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(Address of principal executive offices, including zip code)
(425) 487-4333
(Registrant’s telephone number, including area code)
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) On June 22, 2007, Case Kuehn, Director, Vice President, and Assistant Secretary of LOUD Technologies Inc. (the “Company”) submitted his resignation to the Board of Directors of the Company. Mr. Kuehn has served as a director of the Company since May 2006 and as the Company’s Vice President and Assistant Secretary since March 2006. During his tenure with the Company, Mr. Kuehn’s contributions were instrumental to the Company’s growth and expansion. Mr. Kuehn is resigning from the Company to pursue other career opportunities.
(b) The Board of Directors appointed Mark E. Kuchenrither as a director of the Company on July 13, 2007, to fill the vacancy until the next Shareholder’s meeting in accordance with the Company’s Amended and Restated Articles of Incorporation and Bylaws. The Board of Directors also appointed Mr. Kuchenrither as an officer of the Company on July 13, 2007, to serve as Vice President and Assistant Secretary of the Company until his successor is appointed and qualified. Mr. Kuchenrither is a Vice President of Sun Capital Partners. Prior to joining the Company, Mr. Kuchenrither served as a Chief Financial Officer of Arch Aluminum & Glass Co. from 2003 to 2007. From 2000 to 2003 Mr. Kuchenrither served as Chief Financial Officer and Treasurer for Peavey Electronics Corporation. Prior to joining Peavey Electronics Corporation, Mr. Kuchenrither spent nine years in various financial and operating roles for other corporations. Mr. Kuchenrither is 45 years old.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 24, 2007

LOUD Technologies Inc.
By:	/s/ James T. Engen
James T. Engen
Chairman, President and Chief Executive Officer